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                                                                    EXHIBIT 10.6

                               ONE BELLEVUE CENTER








                                  OFFICE LEASE

                                     BETWEEN

      EOP NORTHWEST PROPERTIES, L.L.C. A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                  BSQUARE CORPORATION, A WASHINGTON CORPORATION
                                   ("TENANT")

                                TABLE OF CONTENTS


I.            Basic Lease Information; Definitions...............................    1
II.           Lease Grant........................................................    2
III.          Adjustment of Commencement Date/Possession.........................    2
IV.           Use................................................................    3
V.            Rent...............................................................    3
VI.           Security Deposit...................................................    7
VII.          Services to be Furnished by Landlord...............................    7
VIII.         Leasehold Improvements.............................................    7
IX.           Repairs and Alterations by Tenant..................................    8
X.            Use of Electrical Services by Tenant...............................    8
XI.           Entry by Landlord..................................................    8
XII.          Assignment and Subletting..........................................    9
XIII.         Liens..............................................................    9
XIV.          Indemnity and Waiver of Claims.....................................    9
XV.           Tenant's Insurance.................................................   10
XVI.          Subrogation........................................................   10
XVII.         Casualty Damage....................................................   10
XVIII.        Demolition.........................................................   11
XIX.          Condemnation.......................................................   11
XX.           Events of Default..................................................   12
XXI.          Remedies...........................................................   12
XXII.         LIMITATION OF LIABILITY............................................   13
XXIII.        No Waiver..........................................................   13
XXIV.         Relocation.........................................................   13
XXV.          Holding Over.......................................................   13
XXVI.         Subordination to Mortgages; Estoppel Certificate...................   13
XXVII.        Notice.............................................................   14
XXVIII.       Landlord's Lien....................................................   14
XXIX.         Excepted Rights....................................................   14
XXX.          Surrender of Premises..............................................   15
XXXI.         Miscellaneous......................................................   15
XXXII.        Entire Agreement...................................................   16


EXHIBIT A-Outline and Location of Premises
EXHIBIT A-2-Legal Description of Property
EXHIBIT B-Building Rules and Regulations
EXHIBIT C-Intentionally Omitted
EXHIBIT D-Intentionally Omitted
EXHIBIT E-Other Provisions


                                       i

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                             OFFICE LEASE AGREEMENT

        This Office Lease Agreement (the "Lease") is made and entered into as of the 14th day of December, 1998, by and between EOP Northwest Properties, L.L.C., a Delaware limited liability company ("Landlord") and BSQUARE Corporation, a Washington corporation ("Tenant"), whose address for the purpose of notices to Tenant prior to commencement of the Term of this Lease shall be at 3633 136th Place SE, Suite 100, Bellevue, Washington 98006.

I.      BASIC LEASE INFORMATION; DEFINITIONS.

        A. The following is some of the basic lease information and defined terms used in this Lease.

                1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder. Additional Base Rental and Base Rental sometimes collectively are referred to herein as "Rent".

                2. "Base Rental" shall mean the sum of Two Hundred Ninety-Three Thousand Four Hundred Twenty-Nine and 00/100 Dollars ($293,429.00), payable by Tenant to Landlord in Nine (9) monthly installments as follows:

                        a. One installment of Eighteen Thousand Nine Hundred Ninety-Nine and 00/100 Dollars ($18,999.00, i.e. $1,055.50 per diem x 18 days)
                                payable upon the execution of this Lease by Tenant for the period beginning December 14, 1998 and ending December 31, 1998.

                        b. Five (5) equal installments of Thirty One Thousand Six Hundred Sixty Five and no/100 Dollars ($31,665.00), each payable on or before the first day of each month during the period beginning January 1, 1999 and ending May 31, 1999.

                        c. Three (3) equal installments of Thirty Eight Thousand Seven Hundred One and 67/100 Dollars ($38,701.67), each payable on or before the first day of each month during the period beginning June 1, 1999 and ending August 31, 1999.

                3.      "Base Year" shall mean 1999.

                4. "Building" shall mean the office building located at 411 108th Avenue, NE Bellevue, 98004, King County, State of Washington, commonly known as One Bellevue Center.

                5. The "Commencement Date," "Lease Term" and "Termination Date" shall have the meanings set forth in subsection I.A.5.a. below:

                        a.      The "Lease Term" shall mean a period of eight
                                (8) months and eighteen (18) days commencing on December 14, 1998 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on August 31, 1999 (the "Termination Date").

                        b.      INTENTIONALLY OMITTED.

                6.      INTENTIONALLY OMITTED.

                7. "Notice Addresses" shall mean the Premises for Tenant after the commencement of the Term of this Lease, and, for Landlord, shall mean:





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

                    EOP Northwest Properties, L.L.C.
                    c/o Wright Runstad Associates Limited Partnership One Bellevue Center
                    411 108th Avenue NE, Suite 1980
                    Bellevue, WA 98004
                    Attention:  Building Manager

                    With a copy to:

                    Equity Office Properties Trust
                    Two North Riverside Plaza
                    Suite 2200
                    Chicago, Illinois 60606
                    Attention: Regional Counsel - West Region

                    Payments of Rent only shall be made payable to the order of:
                    EQUITY OFFICE PROPERTIES


                    at the following address:

                    EOP Northwest Properties, L.L.C.
                    One Bellevue Center
                    P.O. Box 3834
                    Seattle, WA 98124-3834


                8.  "Permitted Use" shall mean: general office use.

                9.  "Premises" shall mean the area located on the sixth
                    (6th) floor of the Building and outlined on Exhibit A attached hereto and incorporated herein and known as Suite #600. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 16,888 square feet and the "Rentable Area of the Building" shall mean approximately 344,715 square feet.

                10. "Tenant's Pro Rata Share" shall mean four and eight
                    thousand nine hundred ninety one ten-thousandths percent (4.8991%), which is the quotient (expressed as a percentage) derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

        B. The following are additional definitions of some of the defined terms used in the Lease: (1) "Common Areas" shall mean those areas provided by Landlord for the common use or benefit of all tenants generally and/or the public; (2) "Owner" shall mean the entity(ies), from time to time, which own the Property or any portion thereof; (3) "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Chicago, Illinois; and (4) "Property" shall mean the Building and the parcel of land on which it is located and, at Landlord's discretion, the Building garage, and all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

II.     LEASE GRANT.

        Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

III.    POSSESSION.

        A.      INTENTIONALLY OMITTED.

        B. Tenant shall be entitled to possession of Premises on the Commencement Date and Landlord assures that Premises are in working condition. By taking possession of the Premises, Tenant is deemed to have: (1) accepted the



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
                Premises and agreed that, subject to Landlord's assurance as set forth above, the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord, except as set forth above, as to the condition of the Premises or the Building or suitability thereof for Tenant's use; and (2) agreed that Landlord, subject to Landlord's assurance as set forth above, has no obligation to clean, decorate, alter, remodel, improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease. If Tenant takes possession of the Premises prior to the Commencement Date for any reason whatsoever, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rental or Additional Base Rental with respect to the period of time prior to the Commencement Date. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date.

IV.     USE.

        The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees (collectively, the "Tenant Related Parties") in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all Tenant Related Parties to do so.

V.      RENT.

        A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rata Share of the amount, if any, by which Taxes (hereinafter defined) for the applicable calendar year exceed Taxes for the Base Year plus (2) Tenant's Pro Rata Share of the amount, if any, by which Expenses (hereinafter defined) for the applicable calendar year exceed Expenses for the Base Year. For purposes hereof, "Expenses" shall mean all Basic Costs with the exception of Taxes. Tenant's Pro Rata Share of increases in Taxes and Tenant's Pro Rata Share of increases in Expenses shall be computed separate and independent of each other prior to being added together to determine the "Excess." In the event that Taxes and/or Expenses, as the case may be, in any calendar year decrease below the amount of Taxes or Expenses for the Base Year, Tenant's Pro Rata Share of Taxes and/or Expenses, as the case may be, for such calendar year shall be deemed to be $0, it being understood that Tenant shall not be entitled to any credit or offset if Taxes and/or Expenses decrease below the corresponding amount for the Base Year. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's



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
                estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs and the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay Landlord for any underpayment upon demand. Any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the months immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Basic Costs are determined for such calendar year.

                As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall apply such overpayment against Additional Base Rental due or to become due hereunder, provided if the Lease Term expires prior to the determination of such overpayment, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

        B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

                1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

                2. All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee comparable to that due and payable to third parties provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as normally would be performed by third parties.

                3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

                4. All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the



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                        Property generally, including the heating, air
                        conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years.

                5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

                6. Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which Landlord is otherwise reimbursed by tenants.

                7. "Taxes", which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (e) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows:
                        (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based upon such adjustment. Likewise, if a reduction is subsequently obtained for the tax component of Basic Costs for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years recomputed. Tenant shall pay Landlord Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

                8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

                9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment.

                10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

                11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or



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                        regulations of any governmental authority or a
                        requirement of Landlord's insurance carrier. The cost of such capital improvements shall be amortized over a period of five (5) years and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

                12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

                        In addition, if Landlord incurs any costs and expenses in connection with the operation, maintenance, repair, management or ownership of the Building and one or more other buildings, such costs and expenses shall be equitably prorated between the Building and such other buildings and the Building's equitable share thereof shall be included in Basic Costs. If the Building is not at least ninety-five percent (95%) occupied during the Base Year (if applicable) or any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during the Base Year (if applicable) or any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year.

        C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs for a particular calendar year, shall have the right to provide Landlord with written notice (the "Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home office or the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. If Tenant fails to give Landlord written notice of objection within thirty (30) days after its review or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

        D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of



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
                this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30).

        E. All Rent not paid when due and payable shall bear interest from the date due until paid at the lesser of: (1) eighteen percent (18%) per annum; or (2) the greatest per annum rate of interest permitted from time-to-time under applicable law. In addition, if Tenant fails to pay any installment of Rent when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

VI.     SECURITY DEPOSIT.

        A Security Deposit of ZERO and no/100 Dollars ($0.00) shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest and as security for the performance of Tenant's obligations under this Lease. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to make good any arrearages of Rent, to repair damages to the Premises caused by Tenant, to clean the Premises upon termination of this Lease or otherwise to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Landlord shall not be required to segregate the Security Deposit from its other accounts.

VII.    SERVICES TO BE FURNISHED BY LANDLORD.

        Landlord, as part of Basic Costs, agrees to furnish Tenant the following services: (a) cold water at those points of supply provided for general use of tenants in the Building; (b) central heat and air conditioning in season during Landlord's normal business hours; (c) routine maintenance and electric lighting service for all Common Areas of the Building; (d) janitor service on business days exclusive of Saturdays, Sundays and holidays; and (e) elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Landlord's normal business hours. The failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, shall not render Landlord liable in any respect nor be construed as an eviction of Tenant or breach of any implied warranty of habitability, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of any such security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury, property damage or criminal conduct in, on or around the Property.

VIII.   LEASEHOLD IMPROVEMENTS.

        Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures except for Computer Associates' modular furniture (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personality ("Tenant's Property") shall be owned and insured by Tenant. Landlord acknowledges that the existing Steel Case modular furniture is personal property belonging to Computer Associates. Landlord further acknowledges that Computer Associates shall have the right to enter the Premises upon termination of the Lease and remove all of such Steel Case modular furniture. Tenant shall not be liable or responsible for removing any of the Computer Associates' Steel Case modular furniture nor for any damage to the Premises or Building resulting from any actions or inactions of Computer Associates in connection with the removal, or failure to remove, the Steel Case modular furniture.

IX.     REPAIRS AND ALTERATIONS BY TENANT.

        A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair, ordinary wear and tear and damage by fire and casualty excepted. Such repairs shall restore the Premises to as good a condition as it was at the Commencement Date and shall be effected in compliance with the reasonable directions of Landlord. If Tenant fails to make such repairs to the Premises promptly, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent.

        B. Tenant shall not make or allow to be made any alterations, additions or improvements ("Alterations") to the Premises, without first obtaining the written consent of Landlord. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in a type and amount acceptable to Landlord; and payment bond or other security, all in form and amount satisfactory to Landlord. All such Alterations shall be installed in a good workmanlike manner using new materials. Landlord shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as additional Rent for all sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any Alterations. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. In the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in the amount of ten percent (10%) of the cost of such construction. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that any such alterations, additions and improvements will be adequate for Tenant's use,

X.      USE OF ELECTRICAL SERVICES BY TENANT.

        All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either (a) through inclusion in Base Rental or Basic Costs, or (b) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as additional Rent, or (c) by a separate charge billed by the utility company supplying electricity and payable by Tenant directly to such utility company. Tenant's use of electrical service in the Premises shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord reasonably deems to be appropriate.

XI.     ENTRY BY LANDLORD.

        Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XII.    ASSIGNMENT AND SUBLETTING.

        Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Landlord may, within forty-five (45) days after receipt of all information and documentation required herein, (a) consent to or refuse to consent to such Transfer in writing; or (b) negotiate directly with the proposed transferee and upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (c) cancel and terminate this Lease, in whole or in part as appropriate, upon thirty (30) days' notice. In the event Landlord consents to any such Transfer, Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall be deemed to be at least Seven Hundred Fifty Dollars ($750.00). Tenant hereby covenants and agrees to pay to Landlord all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord. For purposes of this Article XII, an assignment shall be deemed to include a change in the majority control of Tenant, if Tenant is a partnership or a corporation whose stock is not traded publicly. Any Transfer consented to by Landlord in accordance with this Article XII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIII.   LIENS.

        Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. In the event any such lien does attach, Tenant shall, within five (5) days of notice of the filing of said lien, discharge such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined). If Tenant shall fail to so discharge such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees, shall be paid by Tenant to Landlord on demand as additional Rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

XIV.    INDEMNITY AND WAIVER OF CLAIMS.

        A. Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (if any) and agents, and the respective principals and members of any such agents, (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the acts and omissions of Tenant or any of its Transferees, agents, servants, contractors, employees, licensees or invitees and/or the use, occupancy or maintenance of the Premises by, through or under Tenant.

        B. Tenant waives all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees, (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: (1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) force majeure; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (5) any other cause of any nature except, as to items 1.-5., where such loss or damage is due to Landlord's negligence or wrongful conduct or Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs.

XV.     TENANT'S INSURANCE.

        Tenant shall, at all times, carry and maintain, at its sole cost and expense: (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00); (b) All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises; (c) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000.00) per occurrence; (d) additional insurance as reasonably required by Landlord. Any company writing any insurance to be maintained pursuant to the terms of this Lease (all such insurance being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's approval. All policies evidencing Tenant's Insurance (except for Workers' Compensation) shall specify Tenant and the "owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

XVI.    SUBROGATION.

        Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby agree to cause their respective insurance carriers to waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.   CASUALTY DAMAGE.

        Landlord, during the Lease Term, shall maintain standard so-called "all risk" property insurance covering the Building in an amount equal to ninety percent (90%) of the replacement cost thereof (including Leasehold Improvements approved by Landlord) at the time in question. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building or in the event Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days' after the date of such casualty, provided that Landlord may not terminate this Lease if the Premises is not damaged by any such casualty if (i) Landlord elects to repair or reconstruct the Building, and (ii) Tenant is permitted by applicable laws and regulations to remain in occupancy of the Premises while the remainder of the Building is being reconstructed or repaired, and (iii) Tenant's continued occupancy of the Premises does not substantially adversely impact the work to be performed by Landlord in repairing or constructing the Building. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Premises (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty, When the repairs have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or contractors, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds plus any uninsured amount resulting from (i) the insurance deductible and (ii) any deficiency in coverage resulting from the Building not being insured for 100% of the replacement value, and Landlord waives all claims against Tenant therefor. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises or Building shall be those specifically set forth herein.

XVIII.  DEMOLITION. (INTENTIONALLY OMITTED)

XIX.    CONDEMNATION.

        If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant.

XX.     EVENTS OF DEFAULT.

        The following events shall be deemed to be events of default under this
Lease: (a) Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for three
(3) days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default"); (b) any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within ten (10) days after delivery to Tenant of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately; provided, however, notwithstanding the foregoing in subsections (a) and (b) above, if Tenant fails to comply with any particular provision or covenant of this Lease on three (3) occasions during any twelve (12) month period, any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant;
(c) Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due; (d) the leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant; (e) Tenant shall abandon or vacate any substantial portion of the Premises without the prior written permission of Landlord; (f) Tenant shall fail to take possession of and occupy the Premises within thirty
(30) days following the Commencement Date; or (g) Tenant shall be in default beyond any notice and cure period under any other lease with Landlord.

XXI.    REMEDIES.

        A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein):

                1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage, including consequential damages, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all costs of reletting (which for purposes of this Lease shall include all costs of preparing the Premises for occupancy and all costs of concessions and brokerage commissions in connection with any new lease for the Premises) and any deficiency that may arise by reason of any reletting or failure to relet.

                2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, upon such terms, conditions and uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all costs of reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

                3. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the prime rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated costs of reletting. Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

        B. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. Tenant shall be liable for all costs, expenses, and reasonable attorneys' fees incurred by Landlord in connection with the exercise of any of its remedies hereunder.

XXII.   LIMITATION OF LIABILITY.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

XXIII.  NO WAIVER.

        Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIV.   RELOCATION. (INTENTIONALLY OMITTED)


XXV.    HOLDING OVER.

        In the event of holding over by Tenant after expiration or other termination of this Lease or Tenant's right to possession, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant.

XXVI.   SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

        Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest. Tenant agrees that it will from time to time upon request by Landlord and, within five (5) days of the date of such request, execute and deliver to such persons as Landlord shall request a subordination agreement or an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect, stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder and further stating such other matters as Landlord shall reasonably require.

XXVII.  NOTICE.

        Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or
(b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXVIII. LANDLORD'S LIEN. INTENTIONALLY OMITTED, PROVIDED THAT THE DELETION OF THIS ARTICLE SHALL NOT BE CONSTRUED TO BE A WAIVER OF LANDLORD'S LIEN RIGHTS AS PROVIDED BY LAW.

XXIX.   EXCEPTED RIGHTS.

        This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) to retain at all times and to use passkeys to all locks within and into the Premises (subject to Tenant's Security Rights as set forth below in this paragraph); (f) to approve the weight, size, or location of heavy equipment and articles in and about the Premises; (g) to close or restrict access to the Building at all times other than normal business hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building subject to Tenant's security rights as set forth in Exhibit B.5. of this Lease; (h) to change the arrangement and/or location of entrances of passageways, doors and doorways, and Common Areas of the Building; (i) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (j) to grant to anyone the exclusive right to conduct any business or undertaking in the Building.

        Tenant shall have the right ("Tenant's Security Rights") to install such security systems in or about the Premises to control access to and from the Premises, including but not limited to camera surveillance systems, controlling and monitoring access to and from the Premises, all of which may be independent of Landlord's access control system, and Tenant shall have the right to limit and restrict access thereto; provided that Landlord shall be provided a card or key(s) for access in emergencies or as otherwise permitted pursuant to this Lease; provided that any such other or additional security systems installed by Tenant shall not interfere with Landlord's security system with respect to other tenant's in the Building. The cost of Tenant's security system shall be at Tenant's sole cost.


XXX.    SURRENDER OF PREMISES.

        At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or casualty OR BY COMPUTER ASSOCIATES excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXI.   MISCELLANEOUS.

        Landlord and Tenant hereby agree that: (a) If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law; (b) Tenant shall not record this Lease or any memorandum hereof; (c) This Lease shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located; (d) Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord and whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure; (e) Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations;
(f)(1) Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease, Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a written commission agreement between Landlord and Broker. (2) Agency Disclosure. At the signing of this Lease, Landlord's leasing agent, Donald Matt, of Wright Runstad & Company, represented (X) Landlord. At the signing of this Lease, Tenant's agent, Ron Leibsohn, of Leibsohn & Company, represented (X) Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(l)(g).
(3) Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f); (g) If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties and all notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them; (h) In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant;
(2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound; (j) With respect to all required acts of Tenant, time is of the essence of this Lease; (k) This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns; (l) Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term and such obligations shall survive any such expiration or other termination of the Lease Term; (m) The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof; (n) This Lease may be modified only by a written agreement signed by Landlord and Tenant; (o) Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

XXXII.  ENTIRE AGREEMENT.

        This Lease Agreement, including the following Exhibits, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease: (a) Exhibit A-Outline and Location of Premises; (a-2) Exhibit A-2-Legal Description of Property; (b) Exhibit B-Rules and Regulations; (c) Exhibit C-Commencement Letter (Intentionally Omitted); (d) Exhibit D-Work Letter Agreement (Intentionally Omitted); and (e) Exhibit E-Additional Provisions.

LANDLORD:            EOP NORTHWEST PROPERTIES, L.L.C.
                     a Delaware limited liability company

                     By:  EOP Northwest Properties, Inc.,
                          a Delaware corporation, its manager

                          By:  /s/  KIM KOEHN
                              --------------------------------------
                          Name: Kim Koehn

                          Title:   Regional Vice President

TENANT:              BSQUARE CORPORATION,
                     a Washington corporation

                     By:  /s/  ALBERT T. DOSSER
                         -------------------------------------------
                     Name:     Albert T. Dosser
                         -------------------------------------------
                     Title:    Senior Vice President Operations
                         -------------------------------------------


                            LANDLORD ACKNOWLEDGMENTS


STATE OF COLORADO   )
                    )  ss.
COUNTY OF ARAPAHOE  )

        I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Kim Koehn, personally known to me to be the Vice President of EOP Northwest Properties, Inc., a Delaware corporation, manager of EOP Northwest Properties, L.L.C. a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entities being authorized so to do, (s)he executed the foregoing instrument on behalf of said entities, by subscribing the name of such entities by (her)himself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entities, for the uses and purposes therein set forth.

        GIVEN under my hand and official seal this 14th day of December, 1998.

                      Notary Public      /s/ SHAWNDEL SPONABLE
                      Printed Name       Shawndel Sponable
                      Residing at        10001 E. Evans
                      In the state of    Colorado

                                                           [SEAL]
My Commission Expires: 2/18/02

                             TENANT ACKNOWLEDGMENTS

STATE OF WASHINGTON )
                    )  ss.
COUNTY OF KING      )

        On this the 11th day of December, 1998, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Albert T. Dosser known to me to be Senior Vice President of Operations, BSQUARE Corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal as of the date set forth above.


                                      /s/  CAMILLA J. ALSON
                                      --------------------------------------
                                                  Notary Public

My Commission Expires: June 6, 2002

                                    EXHIBIT A
                        OUTLINE AND LOCATION OF PREMISES

        This exhibit is attached to and made a part of the Lease dated December 14, 1998, by and between EOP NORTHWEST PROPERTIES, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant") for space in the building located at 411 108th Avenue SE, Bellevue, WA 98004.







                                  [FLOORPLAN]








ONE BELLEVUE CENTER
FLOOR 6
11/21/98

                                   EXHIBIT A-2

                          LEGAL DESCRIPTION OF PROPERTY


        This Exhibit is attached to and made a part of the Lease dated ________________, 1998, EOP Northwest Properties, L.L.C., a Delaware limited liability company ("Landlord") and BSQUARE Corporation, a Washington corporation ("Tenant") for space in the Building located at 411 108th Avenue SE, Bellevue, WA 98004.


Lot 1, as delineated on City of Bellevue Short Plat No. 81-08 R, recorded under King County Recording No. 8201069002 (as amended by instrument recorded under King County Recording No. 8202040368), being more particularly described as follows:

That portion of the South one-half of Lot 3 in Block 2 of Cheriton Fruit Gardens, Plat No. 1 as per plat recorded in Volume 7 of plats, page 47, records of King County, EXCEPT the East 230 feet of the North 100 feet, and EXCEPT the East 30 feet thereof deeded to King County for road by deeds recorded under Auditor's File Nos. 913743 and 913775 records of King County, Washington, and less the South 13.5 feet thereof, more particularly described as follows:

Beginning at the most southeasterly corner of the above described parcel of land; thence North 88 degrees 51'21" West along the South line of the above described parcel of land, 231.75 feet; thence North 01 degrees 11'05" East,
285.52 feet; thence South 88 degrees 46'31" East, 26.31 feet; thence South 00 degrees 06'00" West, 84.00 feet; thence South 88 degrees 48'55" East, 200.04 feet to the East line of the above described parcel of land; thence South 00 degrees 06'00" West along said East line, 201.39 feet to the Point of Beginning.

The above property being situated in the Northeast quarter of the Northwest quarter of Section 32, Township 25 North, Range 5 East, W.M., City of Bellevue, King County, Washington.

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel except for the purpose of hanging pictures and normal office decorations, nor shall any part of the Building be defaced by Tenant.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.      Intentionally Omitted

6. All contractors, contractor's representatives, and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

9.      Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (3) conduct or permit any other activities in the Building that might constitute a nuisance.

11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect except for normal office and cleaning supplies used under all applicable laws. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises except as included in Basic Costs. Tenant shall bear the cost and expense of such extermination services.

16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines available to service the Building.

17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto subject to Tenant's Security Rights as set forth above.

20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

24. Tenant shall observe Landlord's rules with respect to maintaining standard window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Tenant shall ensure that to the extent reasonably practicable, window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

25. All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

26. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

                                    EXHIBIT C

                             (Intentionally Omitted)

                                    EXHIBIT D

                                   WORK LETTER

                             (Intentionally Omitted)

                                    EXHIBIT E

                              ADDITIONAL PROVISIONS


This Exhibit is attached to and made a part of the Lease dated December 14, 1998, by and between EOP Northwest Properties, L.L.C., a Delaware limited liability company ("Landlord") and BSQUARE Corporation, a Washington corporation ("Tenant"), for space in the Building located at 411 108th Avenue NE, Bellevue, Washington 98004.

I.      PARKING.

        A. During the initial Lease Term, Landlord shall lease to Tenant, or cause the operator (the "Operator") of the garage servicing the Building (the "Garage") to lease to Tenant, and Tenant shall lease from Landlord or such Operator, up to twenty five (25) unreserved parking spaces in the Garage (the "Spaces") for the use of Tenant and its employees. The Spaces shall be leased at the rate of $105.00 per Space, per month, plus applicable tax thereon. Should Tenant's occupancy at One Bellevue Center be extended past November 30, 1999, the parking rate, effective December 1, 1999, shall be the then current market rate, which rate may be adjusted from time to time to reflect the then current rate for parking in the Garage. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the "Parking Agreement") in the Garage for such Spaces.

        B. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

        C. Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

        D. Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

        E. Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

        F. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

        G. Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any.

        H. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate the agreement contained in this Section I or in the Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

        I. Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

II.     RENEWAL OPTION

        A. The Lease Term shall be automatically extended for six (6) consecutive periods of one (1) month each commencing on the day following the Termination Date of the initial Lease Term (each such month being a "Renewal Term") unless sooner terminated by Tenant by written notice of termination delivered to Landlord, provided that:

                1. Landlord must receive written notice from Tenant of Tenant's intent to vacate the Premises not less than one
                        (1) full calendar month prior to the expiration of the initial Lease Term or any Renewal Term; and

                2. If Tenant is in default under the Lease beyond any applicable cure periods Landlord shall have all rights set forth in Article XXI; and

                3. No part of the Premises may be sublet by Tenant during any Renewal Term; and

                4.      The Lease may not be assigned during any Renewal Term.

        B. The terms of the Lease for the Premises during the Renewal Term shall be the same terms and conditions described in the Lease, except as stated in Section III.B hereunder, and the Base Rental for each Renewal Term shall be the same Base Rent payable in the last month of the Initial Term.

III.    CONTINGENCIES

        A. This Lease is contingent upon the termination of that certain lease dated January 24, 1994 (the "Prior Tenant Lease"), by and between Landlord (as successor in interest to One Bellevue Center Joint Venture, a Washington general partnership), and Computer Associates International, Inc. a Delaware corporation (as successor in interest to Legent Corporation, a Delaware corporation) ("Prior Tenant") relating to approximately 21,106 rentable square feet (the "Prior Tenant Space") on the 5th and 6th floors of the Building, which Prior Tenant Space includes all or a portion of the Premises to be leased to Tenant pursuant to the terms of this Lease. Landlord currently is negotiating the terms of an agreement with Prior Tenant to terminate the Prior Tenant Lease (the "Prior Tenant Termination Agreement"). If Landlord fails to enter into, and notify Tenant thereof, the Prior Tenant Termination Agreement with Prior Tenant on or before the December 13, 1998, then Landlord or Tenant may terminate this Lease by providing written notice thereof to the other party on or before December 14, 1998.

        B. Provided that this Section III.B. does not apply if Landlord acts in bad faith and Landlord withdraws from negotiations,
                Section II.B. above and Section I.A.2. of this Lease are strictly contingent upon Landlord's receipt on or before June 1, 1999, of a copy of a fully executed lease agreement for approximately 94,000 (or more) square feet of office space between Tenant and the landlord for the property known as Sunset North, located at the NE corner of the intersection of 139th Avenue SE and SE 32nd St. in Bellevue, King County, Washington. In the event, Tenant is unable to enter into said lease agreement, or deliver a copy thereof to Landlord as described above in this Section III.B, then Section I.A.2. of this Lease shall be automatically deleted and the following substituted therefor:

                        "Base Rental" shall mean the sum of THREE HUNDRED TWENTY-NINE THOUSAND THREE HUNDRED NINETY-TWO and 53/100 Dollars ($329,392.53), payable by Tenant to Landlord in NINE (9) monthly installments as follows:


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
                        a. ONE (1) installment of TWENTY THOUSAND THIRTY AND 63/100 DOLLARS ($20,030.63, I.E. $1,112.81
                                PER DIEM X 18 DAYS) payable upon the execution of this Lease by Tenant for the period beginning DECEMBER 14, 1998 and ending DECEMBER 31, 1998.

                        b. FIVE (5) equal installments of THIRTY THREE THOUSAND THREE HUNDRED EIGHTY FOUR and 38/100 Dollars ($33,384.38), each payable on or before the first day of each month during the period beginning JANUARY 1, 1999, and ending MAY 31, 1999, provided that the Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant.

                        c. THREE (3) equal installments of FORTY SEVEN THOUSAND FOUR HUNDRED EIGHTY and NO/100 Dollars ($47,480.00), each payable on or before the first day of each month during the period beginning JUNE 1, 1999 and ending AUGUST 31, 1999.

IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.


LANDLORD:            EOP NORTHWEST PROPERTIES, L.L.C.
                     a Delaware limited liability company

                     By:   EOP Northwest Properties, Inc.,
                           a Delaware corporation, its manager

                           By:  /s/  KIM KOEHN
                              -----------------------------------
                           Name: Kim Koehn

                           Title:   Regional Vice President

TENANT:              BSQUARE Corporation,
                     a Washington corporation

                     By:  /s/  ALBERT T. DOSSER
                        -----------------------------------------
                     Name:     Albert T. Dosser
                        -----------------------------------------
                     Title:    S.VP Operations
                        -----------------------------------------


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